Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 5, 2013

BARCLAYS iPath® S&P 500 Dynamic VIX ETN July 2013 Annualized index returns 1M YTD 1Yr Since inception S&P 500® Dynamic VIX FuturesTM TR 6.2% -7.4% -24.3% -2.9% S&P 500® VIX Mid-Term FuturesTM TR 8.5% -18.1% -49.9% -54.7% S&P 500® VIX Short-Term FuturesTM TR 7.3% -33.5% -67.8% -77.5% Monthly comment ??The S&P 500® Dynamic VIX Futures” Total Return Index increased 6.2% in June, primarily due a positive parallel movement of the volatility curve1 (approximately 11.5% across the curve). ??The volatility term structure was in weak contango for most of June2. As a consequence, the Dynamic VIX Index provided 0% to 30% short exposure to short-term VIX futures and 70% to 100% long exposure to mid-term VIX futures. ??The short exposure to short-term futures limited the roll cost of the Dynamic VIX Index to 1.1%, versus a 4.3% and 3.0% roll cost for the short-term and mid-term futures indices respectively3. 1. For a discussion of the volatility term structure, please see page 5 of the accompanying presentation 2. For an explanation of the effects of contango & backwardation, please see page 9 of the accompanying presentation 3. For an explanation of Roll cost or yield, please see page 15 of the accompanying presentation Historical Index Performance since Inception (June 2011) 250 S&P 500 Dynamic VIX Futures TR 200 S&P 500 VIX Mid-Term Futures TR S&P 500 VIX Short-Term Futures TR 150 100 50 0 Jun 11 Dec 11 Jun 12 Dec 12 Jun 13 Key Performance Metrics since Inception (June 2011) S&P 500® Dynamic S&P 500® VIX Mid-Term S&P 500® VIX Short-VIX Futures” TR Futures” TR Term Futures” TR Annualized Return -1.4% -32.2% -51.8% Annualized Volatility4 24.0% 35.8% 79.5% Returns/vol ratio -0.06 -1.01 -0.82 Max. drawdown5 -39.6% -73.6% -92.0% Correlation to S&P 500 -65% -80% -81% 4. Annualized volatility is calculated as a standard deviation of natural logarithm of monthly returns in theobservation period multiplied by the square root of 12. Because the annualized volatility is based on historical data, it may not predict variability on annualized future performance. 5. Max drawdown represents the maximum percentage decline of an index price between any starting and ending point in time. Index Description Investment objective The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with cost-effective exposure to the S&P 500® Dynamic VIX Futures” Total Return Index (the _“Dynamic VIX Index_”). The Dynamic VIX Index seeks to provide investors with exposure to forward implied volatility by reflecting the outcomes of holding long, and at times long and short, positions in futures contracts on the CBOE Volatility Index® (“VIX Index”). The Dynamic VIX Index aims to react positively to overall increases in market volatility by allocating dynamically between two components: a short-term volatility component and a mid-term volatility component. Key features ??The Dynamic VIX Index is designed to offer efficient exposure via a dynamic investment in volatility ??Uses the volatility term structure2 ratio to determine whether to be long or short ??Ratio of 1-month/3-month Implied volatilities (VIX® Index /VXV® Index) ??The Dynamic VIX Index aims to have: ??reduced _“roll cost_” during normal or low volatility regimes (contango)??increased exposure to VIX® Index only when volatility is at elevated levels (backwardation) ETN Facts Ticker XVZ Index Sponsor S&P Dow Jones Indices, LLC Index Ticker SPDVIXTR Inception Date Aug 17, 2011 Yearly ETN Fee 0.95% Source: Barclays, Bloomberg, 6/13/2011 _ 6/28/2013 (for all graphs and tables presented on this page) Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Please see page 13 of the accompanying presentation for a disclaimer on historical information.

BARCLAYS iPath® S&P 500 Dynamic VIX ETN July 2013 S&P 500® VIX S&P 500® Dynamic VIX Futures” TR Futures” TR Mid-Term Short-Term Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year Year Year 2011 -1.2% -6.0% 38.8% 9.6% -12.0% 3.6% -1.8% 26.5% 22.3% 69.8% 2012 1.4% 3.0% -2.1% -2.2% 2.3% -0.6% -2.9% 1.6% -6.0% -5.4% -3.9% -2.8% -16.7% -52.9% -77.9% 2013 -9.4% -3.4% 1.5% -5.2% 3.5% 6.2% -7.4% -18.1% -33.5% Monthly index performance attribution Evolution of the VIX term-structure* 24 22 Last business day of May 2013 S&P 500® S&P 500 VIX® Last business day of June 2013 Dynamic VIX Mid-Term Short-Term 20 Roll yield1 -1.1% -3.0% -4.3% 18 Volatility 7.3% 11.5% 11.5% Total 6.2% 8.5% 7.3% 16 14 12 Spot 1m 2m 3m 4m 5m 6m 7m 8m *For a discussion of the volatility term structure, please see page 5 of the accompanying presentation The Dynamic VIX Index—Drivers of performance since June 2011 Strong Weak Weak Strong Backwardation Target Allocation Contango Contango Backwardation Backwardation in VIX futures index in various structure scenarios term 25% 50% Short-term 70% 80% 100% Mid-term 75% 50% -30% -20% Frequency (% of days) 52% 38% 6% 3% 1% This month 38% 58% 5% 0% 0% Roll yield (% per month) -0.1% -1.4% -0.7% 1.8% 8.7% Volatility exposure -2.8% 1.4% 9.9% 45.3% -56.7% 1. Roll yield estimated using the slope of the VIX futures curve, weighted according to index weightings. For a description of the effect of roll yield in VIX futures please see pages 15 _ 16 of the accompanying presentation Source: Barclays, Bloomberg, 06/13/2011 _ 6/28/2013. (for all graphs and tables presented on this page) Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and ETN performance, go to www.iPathetn.com

[Graphic Appears Here] BARCLAYS Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity. The Performance of the Underlying Index Is Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors, including the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free +1 877 764 7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. _“Standard & Poor’s®_”, _“S&P 500®_”, _“S&P®_”, _“S&P 500® Total Return_”, _“S&P 500 VIX Short-Term Futures”_”, _“S&P 500 VIX Mid-Term Futures”_” and _“S&P 500® Dynamic VIX Futures”_” are trademarks of Standard & Poor’s Financial Services, LLC (_“S&P_”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (_“Dow Jones_”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. _“CBOE®_”, _“VIX®_” and _“BuyWrite_” are trademarks of the Chicago Board Options Exchange, Incorporated (_“CBOE_”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC.This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, _“S&P Dow Jones Indices_”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance. © 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

BARCLAYS iPath Exchange Traded Notes XVZ iPath® S&P 500 Dynamic VIX ETN

BARCLAYS iPath Exchange Traded Notes Summary [Graphic Appears Here] Investor Demand For a New Volatility Product ? Investor usage and feedback identifies demand for a volatility product addressing: ? Cost of holding short-term volatility during equity bull markets ? Lower responsiveness of mid-term volatility during periods of high volatility Dynamic VIX Concept Framework ? Investment designed to react positively to volatility (not pure ‘alpha’ or arbitrage) that: ? Allocates between long or short position in shorter-dated VIX® futures in high and low volatility environments, respectively, combined with a core long mid-term VIX® futures position ? Uses daily market signals for switching between long/short position in short-dated VIX® futures based on backwardation or contango of implied volatility XVZ: iPath® S&P 500 Dynamic VIX ETN ? Listed on Aug 17th 2011 on NYSE Arca under ticker XVZ ? Linked to the S&P 500® Dynamic VIX FuturesTM Index ? $267mn of notional amount since launch1 1. As of 12/31/2012. Source: Bloomberg. Page 2 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes The iPath® platform iPath is the leading US exchange traded notes (ETNs) platform with commodity, volatility, equity, FX and rates offerings used by a broad range of clients Institutional Wealth Management Retail “ Efficient access to futures markets “ Tradable index-linked structured investment “ Short-term views /cash management “ FX, Commodity, Emerging Markets and Volatility “ Cost efficient “ Liquidity and ease of exit “ Access to hard-to-reach asset classes “ Easy to use investment “ Leveraged and inverse exposures 73 5 823 US Listed iPath ETNs Asset Classes Billion dollars in total iPath® trading since 10 32 launch $10,000,000,000 Percent market Peak Notional Outstanding share of US ETNs (03 / 2011) Page 3 Sources: Bloomberg, 4/30/13

BARCLAYS iPath Exchange Traded Notes How can VIX ETNs be used as portfolio hedges? The iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX) and the iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ) have historically demonstrated negative correlation with S&P 500® returns The negative correlation is convex: greater reaction to large decreases in the equity markets than to large increases Convexity of VXX is larger compared to VXZ, but VXZ has performed better during equity bull markets 40% 40% 30% 30% 20% 20% 10% month return 10% month return 0% 0% VXZ 1 VXX 1 -10% -10% -20% -20% -30% -30% -12% -8% -4% 0% 4% 8% 12% -12% -8% -4% 0% 4% 8% 12% SPY 1 month return SPY 1 month return Sources: Bloomberg, 1/30/2009 _ 4/30/2013. You should not rely on historical information. Such historical information is not indicative of future performance. For current iPath ETN performance, please visit www.iPathETN.com Page 4 of 20

BARCLAYS iPath Exchange Traded Notes Convexity can come at a cost [Graphic Appears Here] VIX® futures term structure can cause a drag on the performance of the ETNs The market for VIX® futures tends to trade in contango1 during low volatility periods VXX tends to suffer a greater negative roll yield2 than VXZ as the curve tends to be steeper at the front end. Volatility term structure is typically upward sloping during _“normal_” times 20% Level 19% Volatility 18% Implied 17% Roll between 4M and 7M futures 16% Future 15% Roll between 1M and 2M futures VIX 14% 0 1 2 3 4 5 6 7 8 Time to Expiration (Months) FOR ILLUSTRATIVE PURPOSES ONLY 1: When the prices of futures contracts for distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in _“contango_”. 2: In the context of investment strategies in the futures markets, _“roll yield_” is commonly referred to describe the returns that occur over and above the changes in the spot returns. See appendix: _“Index Roll Yield/Cost_” Page 5 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes VXX & VXZ value 120% initial 100% of 80% as a % 60% Performance 40% 20% VXX VXZ 0% Jan-09 Jul-09 Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jan-13 VXX ??Has performed better during high or increasing volatility environments ??Daily trading volumes are higher, suggesting a shorter holding period ??Higher short interest, suggesting that more investors are both taking long and short positions VXZ ??Has performed better during low volatility environments ??Daily trading volumes are lower, suggesting a longer holding period??Lower short interest, suggesting that more investors are long-only Source: Bloomberg, 1/29/2009—4/30/2013. Disclaimer: With short sales, in investor faces the potential for unlimited losses as the security’s price rises. You should not rely on historical information. Such Page 6 of 20 historical information is not indicative of future performance. For current iPath ETN performance, please visit www.iPathETN.com [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Can we do better? [Graphic Appears Here] Question: “ Can we construct a dynamic strategy that provides positive performance during times of equity volatility that has enhanced features compared to VXZ or VXX? One potential answer: ??Begin with a core position of VXZ held in all market circumstances ??During _“normal_” times of low or decreasing volatility: target an enhanced performance via a short position in VXX ??During _“stressful_” times of high or increasing volatility: target a high reactivity by switching to a long position in VXX The Million Dollar Question: ??How to identify _“normal_” and _“stressful regimes_” ? Page 7 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Term structure signal On a hypothetical historical basis, the shape of the volatility curve has tended to be indicative of the ® future returns on shorter-dated VIX futures 6% 5% ® Contango ??Front-month VIX Futures daily returns 4% futures have typically been negative on average if returns 3% the volatility term structure was in ® 2% daily 1% contango during the period. average 0% Front-month VIX -1% ??As the volatility term structure moved -2% towards strong backwardation, average -3% returns typically became positive. < 0.90 0.9 -1.0 1.0 -1.05 1.05 Strong-1.15 >1.15 VIX/VXV Ratio Backwardation 90 VIX Index 1.5 80 Backwardation 1.4 1month/3month Term Structure Ratio 70 1.3 60 Index 50 1.2 ® 1.1 40 1 VIX 30 ratio 20 0.9 1m/3m 10 Contango 0.8 0 0.7 Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Source: Bloomberg, 11/12/2007_ 4/30/2013. Individual futures returns are for illustrative purposes only and do not represent actual performance of any Index or ETN. Futures returns do not reflect the investor fee or any other transaction costs and expenses. Past performance is not indicative of future results. For current ETN performance go to www.iPathETN.com Page 8 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Dynamic VIX The S&P 500® Dynamic VIX FuturesTM Index is designed to offer efficient exposure via a dynamic investment in volatility Uses the volatility term structure ratio to determine whether to be long or short ??Ratio of 1-month / 3-month Implied volatilities (VIX® Index /VXV® Index) S&P 500® Dynamic VIX FuturesTM Index aims to have: ??reduced _“roll cost_” during normal or low volatility regimes (contango) ??increased exposure to VIX® Index only when volatility is at elevated levels (backwardation)* Contango Backwardation Backwardation Ratio: <0.9 0.9 -1.0 1.0 -1.05 1.05 -1.15 >1.15 I. Strong II. Weak III. Weak IV. V. Strong Short-term Contango Contango Backwardation Backwardation Backwardation VIX futures 25% 50% 70% 80% 100% Medium-term 75% VIX futures 50% -30% -20% FOR ILLUSTRATIVE PURPOSES ONLY * There can be no assurance that the index will accurately predict the market volatility over time. As a result, if the index fails to accurately predict trends of volatility, it may not be successful in correctly allocating between Short-term VIX futures and Medium-term VIX futures. See _“Disclaimer_” for more information Page 9 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Index performance 250 S&P 500 Dynamic VIX Futures” TR Index S&P 500 VIX Short-Term Futures” TR Index value 200 S&P 500 VIX Mid-Term Futures” TR Index S&P 500® TR as a % of initial 150 100 Performance 50 0 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12 Feb-13 Apr-13 S&P 500 VIX Short- S&P 500® TR S&P 500 Dynamic VIX Term Futures” TR S&P 500 VIX Mid-Term Futures” TR Index Index Futures” TR Index Annualized Returns -6.4% -57.0% -39.1% 15.4% Annualized Volatility 24.4% 80.7% 36.6% 19.0% Correlation vs. S&P 500® Index -66.8% -80.5% -80.1% 100.0% Correlation vs. VIX® Index -6.4% -57.0% -39.1% 15.4% Source: Bloomberg 6/13/2011 _ 4/30/2013. The S&P 500® VIX Short-Term and Mid-Term Futures” Indices were launched in January 2009, the S&P 500® Dynamic VIX Futures” Index was launched in June 2011. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Page 10 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Hedging an equity portfolio [Graphic Appears Here] Hypothetical portfolios with 90%/10% and 85%/15% allocations to S&P 500® Total Return and S&P 500 ® Dynamic VIX FuturesTM Index (_“Dynamic VIX_”) 135 130 125 120 115 110 105 100% S&P 500® TR Index 100 5% Dynamic VIX, 95% S&P 500TR ® Index 95 10% Dynamic VIX, 90% S&P 500® TR Index 90 85 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12 Feb-13 Apr-13 ® 5% Dynamic VIX, 95% 10% Dynamic VIX, 90% 100% S&P 500 TR ® ® S&P 500 TR S&P 500 TR Annualized Returns 15.4% 14.6% 13.8% Annualized Volatility 19.1% 17.1% 15.3% Returns/Vol Ratio 0.81 0.85 0.90 Max drawdown1 -18.4% -15.4% -13.2% Source: Bloomberg, 6/13/2011 _ 4/30/2013. 1. Max Drawdown represent the maximum percentage decline of an index price between any starting and ending point in time. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Page 11 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes appendices Page 12 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Monthly index returns S&P 500® Dynamic VIX FuturesTM Index Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2009 2010 2011 -1.2% -6.0% 38.8% 9.6% -12.0% 3.6% -1.8% 26.5% 2012 1.4% 3.0% -2.1% -2.2% 2.3% -0.6% -2.9% 1.6% -6.0% -5.4% -3.9% -2.8% -16.7% 2013 -9.4% -3.4% 1.5% -5.2% -15.8% S&P 500® VIX Mid-Term FuturesTM Index Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2009 6.6% 2.6% -7.2% -14.6% -3.5% 0.0% 2.3% -3.4% -2.5% 0.9% -7.8% -25.0% 2010 -3.6% -5.2% -3.8% 7.0% 23.8% 10.5% -13.3% 8.1% -5.8% -14.0% -0.4% -10.8% -13.2% 2011 -12.0% -3.8% -1.7% -6.9% -2.5% 1.4% -3.3% 28.8% 16.7% -16.0% 7.6% -8.2% -7.6% 2012 -9.7% 1.3% -17.4% -0.8% 13.1% -12.2% -5.7% -2.5% -17.8% -5.8% -10.6% -0.4% -52.9% 2013 -18.6% -3.1% -3.2% -6.7% -28.8% S&P 500® VIX Short-Term FuturesTM Index Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2009 5.4% 4.4% -17.5% -18.3% -10.8% -9.0% -4.5% -15.9% -3.1% -16.0% -16.3% -67.1% 2010 -5.6% -18.1% -19.1% 0.4% 38.0% 7.9% -28.2% -3.4% -20.2% -24.4% -5.6% -24.1% -72.0% 2011 -14.3% -6.3% -1.9% -21.5% -8.3% -0.9% 11.6% 66.2% 38.8% -24.2% 2.0% -13.9% -3.7% 2012 -24.8% -7.9% -32.6% -1.1% 28.7% -29.0% -9.2% -15.5% -22.7% 5.5% -21.9% 7.0% -77.9% 2013 -22.9% 0.7% -17.2% -6.0% -39.6% Source: Bloomberg, 1/31/2009 _ 4/30/2013. The S&P 500® VIX Short-Term and Mid-Term Futures” Indices were launched in January 2009, the S&P 500® Dynamic VIX Futures” Index was launched in June 2011. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of Page 13 of 20 future results. [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Index allocations Historical target allocation of the S&P 500® Dynamic VIX Futures” Index to the S&P 500® VIX Short-Term Futures” Index and the S&P 500® VIX Mid-Term Futures” Index. 150 140 130 Target Allocations*: 120 50% Sht, 50% Mid 25% Sht, 75% Mid 110 0% Sht, 70% Mid 100 -20% Sht, 80% Mid 90 -30% Sht, 70% Mid 80 Indices:. Dynamic VIX Index 70 S&P 500 TR Index 60 50 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12 Feb-13 Apr-13 Source: Bloomberg, 6/13/2011 _ 4/30/2013. *Target allocations are calculated from the Ratio of 1-month / 3-month Implied volatilities (VIX® Index /VXV® Index). Effective allocations are derived from the target allocation, by constraining a maximum change of 12.5% from the previous day, for each of the two indices separately. The S&P 500® VIX Short-Term and Mid-Term Futures” Indices were launched in January 2009, the S&P 500® Dynamic VIX Futures” Index was launched in June 2011. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Page 14 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Index roll cost/yield [Graphic Appears Here] Roll cost or yield is an important component of volatility index returns and will depend on the shape of the futures curve, i.e., backwardated (downward sloping) or contango (upward sloping) Backwardation Contango Price Price Time to expiry Time to expiry FOR ILLUSTRATIVE PURPOSES ONLY Assuming the price and shape of the futures curve remain constant and a long position in a futures contract is rolled: ??In contango, a cheaper contract will be sold and a more expensive contract purchased, creating a negative _“roll cost_”, which can negatively impact a long position in a futures contract ??In backwardation, a more expensive contract will be sold and a cheaper contract purchased, creating a positive _“roll yield_”, which can positively impact a long position in a futures contract Page 15 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes VIX® futures can be costly VIX® futures contracts have traded in contango for most of the time since their launch in 2005, creating negative _“roll cost_” for VXX and VXZ ??Contango has been steeper for short-term futures: greater roll cost for VXX XVZ’s roll yield determined by its allocation to VIX Short and Mid-term Futures” Indices Estimated Monthly Roll Yield/Cost* 25.0% S&P 500 VIX Short-Term Futures” TR Index 20.0% S&P 500 VIX Mid-Term Futures” TR Index 15.0% S&P 500 Dynamic VIX Futures” TR Index 10.0% 5.0% 0.0% -5.0% -10.0% -15.0% -20.0% Jan-09 Jul-09 Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jan-13 * Source: Bloomberg, 1/29/2009 _ 4/30/2013. Roll yield estimated using the slope of the VIX futures curve, weighted according to index weightings, Disclaimer: Index returns are for illustrative purposes only and do not represent actual ETN performance. Index performance returns do not reflect the investor fee or any other transaction costs or expenses. Indices are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. For current Index and ETN performance, go to www.iPathetn.com Page 16 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes iPath® resources Online iPath website www.ipathetn.com XVZ Product page http://ipathetn.com/product/XVZ iPath® Volatility ETNs http://www.ipathetn.com/static/pdf/volatility_etns.pdf Basics of VIX ETNs http://www.ipathetn.com/us/downloads/pdf/VIX-basics.pdf Bloomberg XVZ product page XVZ <Equity> DES <Go> Intraday Ind. Value XVZIV <Index> <Go> Underlying Index SPDVIXTR <Index> <Go> VIX Futures VIX <Index> CCRV <Go> [Graphic Appears Here] Sales Contacts iPath general enquiries 877-764-7284 Barclays iPath 212-528-7990 RIA coverage team 212-528-4930 Insurance coverage team 212-528-8707 Regional Bank coverage team 212-526-4197 Private Bank coverage team 212-528-6428 Additional Contacts ETN / ETF Trading 212-526-8979 Equities Structuring 212-528-1126 Press Office 212-412-7545 Investor Relations +44 (0)20 7773 2269 Page 17 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Glossary of terms Tail Risk Hedging: Investment positions created to limit losses that would occur in case of extreme downward market moves. The technical definition of tail risk is a portfolio value move of at least three standard deviations from the mean return. VXX: The iPath® S&P 500 VIX Short-Term FuturesTM ETN VXZ: The iPath® S&P 500 VIX Mid-Term FuturesTM ETN SPY: SPDR S&P 500 ETF Trust Short term VIX® futures: The S&P 500 VIX Short-Term FuturesTM Index ER Mid-term VIX® futures: The S&P 500 VIX Mid-Term FuturesTM Index ER The VIX® Index: The CBOE Volatility Index®, a measure of the market expectations for the forward looking 1-month volatility of the S&P 500® The VXV® Index: The CBOE S&P® 500 3-Month Volatility Index, a measure of market expectations for forward looking 3-month volatility of the S&P 500® Implied Volatility Term Structure: The ratio between the VIX® Index and the VXV® Index Page 18 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Selected risk considerations An investment in the iPath ETNs described herein (the _“ETNs_”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under _“Risk Factors_” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or _“call_” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity. The Performance of the Underlying Index is Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the _“VIX Index_”), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. Page 19 of 20 [Graphic Appears Here]

BARCLAYS iPath Exchange Traded Notes Selected risk considerations (cont’d) Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. _“Standard & Poor’s®_”, _“S&P 500®_”, _“S&P®_”, _“S&P 500® Total Return_”, _“S&P 500 VIX Short-Term Futures”_”, _“S&P 500 VIX Mid-Term Futures”_” and _“S&P 500® Dynamic VIX Futures”_” are trademarks of Standard & Poor’s Financial Services, LLC (_“S&P_”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (_“Dow Jones_”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. _“CBOE®_”, _“VIX®_” and _“BuyWrite_” are trademarks of the Chicago Board Options Exchange, Incorporated (_“CBOE_”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC.This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, _“S&P Dow Jones Indices_”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance. © 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE Page 20 of 20